Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145047) and Form S-8 (Nos. 333-148364; 333-112704; 333-73842; 333-41880; 333-95647; 333-90971, 333-88131 and 333-178411) of NetScout Systems, Inc. of our report dated May 25, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 25, 2012